Exhibit 99.1
                                                                   ------------

FOR IMMEDIATE RELEASE

Contact: Richard Shea                 or       Robert Friedberg
         COO and CFO                           Vice-President & Controller
         Anthracite Capital, Inc.              Anthracite Capital, Inc.
         Tel: (212) 754-5579                   Tel: (212) 409-3333


                ANTHRACITE CAPITAL, INC. Operating Earnings
                     Increase 39% to $0.43 from $0.31
                         In The Prior Year Period

 Earnings including realized gains and losses and before SFAS 142 Goodwill adjustment increased 13% to a record $0.44 per quarter up from
                      $0.39 in the prior year period.

 Total earnings including realized gains and losses and SFAS 142 Goodwill adjustment were $0.58.

New York, NY -May 8, 2002, - Anthracite Capital, Inc. (the "Company") (NYSE: AHR) today reported total income before adjustment for SFAS 142 for the first quarter of $0.44 per share versus $0.39 for the year earlier quarter. Income from the operating portfolio for the quarter was $0.43 per share versus $0.31 for the year earlier quarter. Income from the operating portfolio is net interest income after operating expenses and preferred dividends but before realized gains and losses. Based on the $0.35 per share dividend declared on March 14, 2002, and the May 7, 2002 closing price of $11.71, Anthracite's annualized dividend yield is 12.0%.

In addition to operating earnings of $0.43, included in total earnings are gains from active trading of $0.06, a loss attributable to net other gains and losses of $0.05, and income of $0.14 due to implementation of SFAS 142. The Company was required to implement SFAS 142 on January 1, 2002. The cumulative effect of implementing this new accounting standard resulted in the unamortized balance of negative goodwill of $6,327,000 being recognized in income during the first quarter of 2002.

Hugh Frater, president and CEO of the Company, stated "We are very pleased with the year-over-year increase in the Company's quarterly operating earnings to levels over twenty percent in excess of our current quarterly dividend. Our principal goal in 2002 continues to be enhancing the stability of our operating earnings by issuing non-recourse, secured debt to match fund our credit sensitive assets. The Company is actively engaged in executing such a transaction which, if successful, would reduce the Company's interest rate and financing risks and free up liquidity for additional investments. We believe this meaningful reduction of risk can be achieved with no impact on dividends and limited impact, if any, on operating earnings."

The Company's first quarter operating results represent an annualized return on the quarter's average common stock equity (Annualized ROE) of 21.9% and net interest margin of 5.01%. Annualized ROE for the year earlier period was 16.7% and the net interest margin was 5.04%. The significant year-over-year increase in ROE was due to the reinvestment of proceeds from the three equity raises in 2001, declining borrowing costs and declining expense ratios. The slight decrease in net interest margin over the year is attributable to the greater allocation of equity to higher credit quality assets versus the year earlier period. The components of other gains and losses includes $1,175,000 of hedge ineffectiveness reclassified from interest expense to other gain (losses); the hedge ineffectiveness resulted in a decrease in first quarter total earnings per share of $0.02.

Over the quarter, the Company's weighted average credit rating of invested equity remained unchanged from BB-. Aggregate leverage declined from 4.8:1 to 4.0:1 as the Company reduced its allocation to residential mortgage backed securities (RMBS). Leverage on credit sensitive positions was unchanged. The Company's exposure to changes in short-term interest rates was reduced modestly over the quarter, resulting in somewhat higher hedging expenses.

The Company reports GAAP earnings on its commercial mortgage backed securities portfolio net of expected losses over the life of the portfolio. Actual losses remained unchanged during the first quarter but delinquencies on the collateral underlying the Company's CMBS portfolio increased to 2.08% at quarter-end from 1.47% at year-end. The Company had anticipated that delinquencies and actual losses would increase significantly over the course of the year as the portfolio matures and the state of the economy remains uncertain. This experience is consistent with the loss assumptions made by the Company and reflected in reported GAAP operating income. The Company's earnings would be affected if actual losses on CMBS collateral were to be greater than expected losses. As of March 31, 2002 the reduction in operating earnings for every 50% increase in actual losses over expected losses would be approximately $0.08 per share per year, excluding the effect of non-cash impairment write-downs.

Direct holdings of commercial mezzanine loans are held at cost unless a specific indication of impairment exists. To date, the Company's portfolio of loans has never experienced a delinquency and all the assets securing such loans are performing within the range of originally underwritten expectations.

GAAP book value per share at quarter end was $7.97 based upon market prices provided by dealers for securities available for sale. At the end of the first quarter the Company reclassified its subordinated commercial mortgage-backed securities on the balance sheet from available for sale to held to maturity. This reclassification reflects the Company's current intent to hold these assets until maturity. The effect of this change is that these assets will be presented on the balance sheet at their adjusted cost basis, rather than previously at their fair market value. The Company will continue to disclose the net asset value of all assets in its quarterly filings.

As the portfolio matures, the GAAP book value of credit sensitive CMBS securities held by the Company will increase towards its original purchase cost provided that the Company's estimates of expected credit losses are reasonably accurate. The unrealized loss on these securities at March 31, 2002 was $97,650,000. This amount reflects the amount of recovery net of expected losses if the portfolio is held to maturity. GAAP book value per common share increased approximately 5.8% from $7.53 at December 31, 2001 to $7.97 at March 31, 2002 due to a tightening of selected credit spreads on securities classified as available for sale and negative goodwill.


The Company is seeking to finance a portion of the Company's CMBS portfolio and unsecured real estate investment trust obligations through a Collateralized Debt Obligation (CDO) offering in the approximate amount of $426 million. The CDO is designed to match fund such portion of the Company's CMBS portfolio and unsecured real estate investment trust obligations. Successful execution of this strategy will significantly increase the quality of the Company's earnings by eliminating the risk of financing the assets contributed to the CDO. The notes offered pursuant to the CDO will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Improved Dividend Reinvestment Executions Now Available

Anthracite has a dividend reinvestment plan that provides current owners of its common stock with a simple, economical and convenient method of increasing their investment. Even if you are not a current owner of Anthracite Stock, the Company's transfer agent can issue registered stock directly to you without commission or markup. This transaction can be done regardless of whether or not shares are held in street name. To take advantage of this program, shareholders must submit a signed Request for Waiver to the Company. A printable version of the form is available on the Company's website or investors can call or email the Company to obtain the Waiver and instructions via fax.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and shareholders may contact the Company's transfer agent, The Bank of New York, at 1-800-524-4458 or Investor Relations, Anthracite Capital, Inc. at 212-409-3333. The Company's web site address is www.anthracitecapital.com. The Company is currently offering a 2% discount to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time.

Anthracite is a specialty finance company that is externally managed by BlackRock, Inc., a New York City based investment manager with over $238 billion in global assets under management. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and commercial loan investments and the costs of financing these investments.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Anthracite's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those detailed from time to time in Anthracite's reports and filings with the Securities and Exchange Commission.

For further information, please contact Richard Shea, Chief Operating Officer and Chief Financial Officer at 212-754-5579, Robert Friedberg, Controller and Vice-President at 212-409-3333 or visit Anthracite's website at www.anthracitecapital.com.




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
                 Anthracite Capital, Inc. and Subsidiaries
              Consolidated Statements of Financial Condition
                   (in thousands, except per share data)
--------------------------------------------------------------------------------------------------------------------------------
                                                                            March 31, 2002              December 31, 2001
                                                                            --------------              -----------------
                                                                             (Unaudited)
ASSETS
Cash and cash equivalents                                                                $  19,583                    $  43,071
Restricted cash equivalents                                                                 35,115                       37,376
Securities available for sale, at fair value
     Subordinated commercial mortgage-backed securities (CMBS)             $     -                     $360,159
     Investment grade securities                                           793,181                    1,085,795
                                                                           -------                    ---------

Total securities available for sale                                                        793,181                    1,445,954
Securities held for trading, at fair value                                                 663,609                      564,081
Securities held to maturity                                                                529,887                            -
Commercial mortgage loans, net                                                             141,690                      142,637
Investments in real estate joint ventures                                                    8,230                        8,317
Equity investment in Carbon Capital, Inc.                                                    8,969                        8,784
Receivable for investments sold                                                            297,129                      344,789
Other assets                                                                                23,401                       18,267
                                                                                   ----------------             ---------------
     Total Assets                                                                       $2,520,794                   $2,613,276
                                                                                   ================             ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings:
    Secured by pledge of subordinated CMBS available for sale              $     -                     $178,631
    Secured by pledge of other securities available for sale
      and cash equivalents                                                 799,314                    1,039,469
    Secured by pledge of securities held for trading                       523,105                      559,145
    Secured by pledge of securities held to maturity                       247,970
    Secured by pledge of investments in real estate joint ventures           1,337                        1,337
    Secured by pledge of commercial mortgage loans                          56,816                       57,356
                                                                           -------                      -------
Total borrowings                                                                        $1,628,542                   $1,835,938
Payable for investments purchased                                                          451,976                      346,913
Distributions payable                                                                       17,472                       17,245
Other liabilities                                                                           14,533                       29,807
                                                                                   ----------------             ---------------
     Total Liabilities                                                                   2,112,523                    2,229,903
                                                                                   ----------------             ---------------

10.5% Series A preferred stock, redeemable convertible,
liquidation preference $285 in 2001                                                              -                          258
                                                                                   ----------------             ---------------


Stockholders' Equity:
Common stock, par value $0.001 per share; 400,000 shares authorized; 45,968 shares issued and outstanding in 2002; and 29,792 shares issued and
     outstanding in 2001                                                                        46                           45
10% Series B Preferred stock, liquidation preference $55,317                                42,086                       42,086
Additional paid - in capital                                                               500,139                      492,531
Distributions in excess of earnings                                                        (3,320)                     (13,588)
Accumulated other comprehensive loss                                                     (130,680)                    (137,959)
                                                                                   ---------------             ----------------
      Total Stockholders' Equity                                                           408,271                      383,115
                                                                                   ---------------             ----------------
      Total Liabilities and Stockholders' Equity                                        $2,520,794                   $2,613,276
                                                                                   ===============             ================
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


                          Anthracite Capital, Inc.
             Consolidated Statements of Operations (Unaudited)
                   (in thousands, except per share data)
------------------------------------------------------------------------------------------------------------------------------
                                                                 For the Three Months Ended      For the Three Months Ended
                                                                       March 31, 2002                  March 31, 2001
                                                               ---------------------------------------------------------------
Operating Portfolio
Income:
    Securities                                                            $ 28,679                       $ 17,247
    Commercial mortgage loans                                                3,619                          5,987
    Mortgage loan pools                                                          -                          1,438
    Trading securities                                                       6,288                          1,104
    Earnings from real estate joint ventures                                   261                            367
    Earnings from equity investment                                            185                              -
    Cash and cash equivalents                                                  319                            197
                                                                          --------                       --------
        Total income                                                        39,351                         26,340
                                                                          --------                       --------
Expenses:
    Interest                                                                 9,207                         11,593
    Interest - trading securities                                            3,608                            871
    Management and incentive fee                                             5,064                          2,239
    Other expenses - net                                                       576                            494
                                                                          --------                       --------
        Total expenses                                                      18,455                         15,197
                                                                          --------                       --------
Income from operating portfolio                                             20,896                         11,143
                                                                          --------                       --------

Other gain (losses):
Gain (loss) on sale of securities available for sale                        (4,079)                         1,947
Gain from sale of active trading securities                                  2,724                              -
Gain on securities held for trading                                          1,290                            692
Foreign currency gain (loss)                                                  (247)                           104
Hedge Ineffectiveness                                                        1,175                              -
Incentive fee attributable to other gains                                     (343)                          (210)
                                                                          --------                       --------
       Total other gain (loss)                                                 520                          2,533
                                                                          --------                       --------

Income before cumulative transition adjustment                              21,416                         13,676
                                                                          --------                       --------
Cumulative transition adjustment - SFAS 142                                  6,327                              -
Cumulative transition adjustment - SFAS 133                                      -                         (1,903)
                                                                          --------                       --------

Net Income                                                                  27,743                         11,773
                                                                          --------                       --------

Dividends and accretion on preferred stock                                   1,389                          2,289
                                                                          --------                       --------

Net Income available to Common Shareholders                                 26,354                          9,484
                                                                          ========                       ========

Income from operating portfolio per share:
      Basic                                                                  $0.43                          $0.33
      Diluted                                                                $0.43                          $0.31

Net income per share, basic:
      Income before cumulative transition adjustment                         $0.44                          $0.42
      Cumulative transition adjustment - SFAS 142                             0.14                              -
      Cumulative transition adjustment - SFAS 133                                -                         (0.07)
                                                                           --------                       -------
      Net income                                                             $0.58                          $0.35
                                                                         =========                        =======

Net income per share, diluted:
      Income before cumulative transition adjustment                         $0.44                          $0.39
      Cumulative transition adjustment - SFAS 142                             0.14                              -
      Cumulative transition adjustment - SFAS 133                                -                         (0.06)
                                                                          --------                       --------
      Net income                                                             $0.58                          $0.33
                                                                         =========                        =======

Weighted average number of shares outstanding:
    Basic                                                                   45,654                         27,003
    Diluted                                                                 45,731                         31,116
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